                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                          JURISDICTION
                                               OF              NAME UNDER WHICH SUBSIDIARY
                ENTITY                    ORGANIZATION                DOES BUSINESS
---------------------------------------  --------------  ---------------------------------------
General Communication, Inc.                  Alaska      GCI, General Communication, Inc.

GCI Communication Corp.                      Alaska      GCC, GCI Communication Corp.

GCI Communication Services, Inc.             Alaska      GCI Communication Services

GCI Leasing Co., Inc.                        Alaska      GCI Leasing, GCI Leasing Co.

GCI Cable, Inc.                              Alaska      GCI Cable, GCI Cable, Inc.

GCI Cable/Juneau, Inc.                       Alaska      GCI Cable/Juneau, GCI
                                                         Cable/Juneau, Inc.

GCI Cable/Fairbanks, Inc.                    Alaska      GCI Cable/Fairbanks,
                                                         GCI Cable/Fairbanks, Inc.

GCI Cable Holdings, Inc.                     Alaska      GCI Cable Holdings,
                                                         GCI Cable Holdings, Inc.

GCI Holdings, Inc.                           Alaska      GCI Holdings, Inc.